Exhibit 99.1

Revance Therapeutics Releases Fourth Quarter and Full Year 2014
Financial Results and Reiterates 2015 Outlook
NEWARK, Calif., March 2, 2015 – Revance Therapeutics, Inc. (NASDAQ:RVNC), a specialty biopharmaceutical company developing botulinum toxin products for the use in aesthetic and therapeutic indications, announced today financial results for the fourth quarter and full year ended December 31, 2014.

The company’s loss from operations for the quarter ended December 31, 2014 was $13.8 million. For the full year ended December 31, 2014, the company’s loss from operations was $52.1 million. Cash and cash equivalents as of December 31, 2014 were $171.0 million.
Recent Highlights

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Initiated the BELMONT Phase 2 active comparator trial to evaluate the safety, efficacy and duration of effect of the company’s injectable RT002 to treat glabellar (frown) lines. Revance anticipates reporting interim duration results from this study in late 2015.

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Publication in the peer reviewed journal, Dermatologic Surgery, of positive data from its Phase 1/2 study of RT002 injectable botulinum toxin type A for the treatment of moderate to severe glabellar (frown) lines. Initial results from the study were announced last April and showed RT002 met its efficacy and safety endpoints with an extended duration of action of seven months.

•
Appointed Dr. Philip Vickers, the Global Head of Research & Development at Shire, to the Board of Directors. Dr. Vickers brings a wealth of knowledge and experience in preclinical research, clinical development and regulatory affairs to the company's board.

“2014 was a transformational year for Revance. We successfully completed our initial public offering (IPO) and follow-on stock offering. We grew our unique, patented technology from one drug candidate, focused on a single indication, to a significantly expanded clinical path. Today, our pipeline includes two product candidates and four indications targeting both aesthetic and therapeutic opportunities in the neurotoxin market, with many more opportunities to pursue in the future,” said President and Chief Executive Officer, Dan Browne.
“We continue to see development progress on both of our product candidates, topical RT001 and injectable RT002. Most recently, we launched our injectable RT002 BELMONT study, a Phase 2 active comparator clinical trial against BOTOX® Cosmetic. Enrollment is on track and we look forward to comparing RT002’s duration of effect to the market leader later this year. We are also narrowing in on our selected injectable RT002 therapeutic indication for muscle movement disorders and expect to announce our decision in the coming quarter.
“Today, we better understand our topical RT001 drug product, its characteristics and performance. After completing a thorough analysis of the data and several manufacturing process changes, we are starting a new open-label study using drug product manufactured in our Revance facility. We expect to complete that study in the first half of the year, followed by the initiation of the RT001 Phase 3 pivotal study and reporting of top line data in the second half of 2015. We also plan to initiate a Phase 2 clinical study using RT001 for the treatment of hyperhidrosis in mid-2015, with preliminary efficacy results from this trial in the second half of the year.
“As we enter 2015, we have the infrastructure and product pipeline in place to execute from a solid platform. The enriched capabilities of our management team, supported by the expanded expertise of our board, provide the foundation we need to pursue four clinical studies in 2015 to demonstrate the power of our patented TransMTS® peptide technology. We believe topical RT001 and injectable RT002 can potentially deliver a truly differentiated experience with botulinum toxin. I am confident that we are well-positioned as an emerging specialty pharmaceutical company to not just compete in the established $3 billion neurotoxin market, but also to significantly grow that market with our proprietary treatments,” concluded Browne.

Summary Financial Results
Research and development expenses for the fourth quarter and full year ended December 31, 2014 were $9.1 million and $33.4 million, respectively, compared to $6.2 million and $27.8 million for the same periods in 2013, respectively. The increase in research and development expenses is primarily attributable to increased costs related to personnel, initiation of clinical trials, the manufacturing facility, and product development activities.
Sales, general, and administrative expenses for the fourth quarter and full year ended December 31, 2014 were $4.8 million and $19.0 million, respectively, compared to $3.0 million and $11.0 million for the same periods in 2013, respectively. The increase in sales, general, and administrative expenses is primarily attributable to increased costs related to personnel and administrative activities to support the operation of a public company.
Total operating expenses for the fourth quarter and full year ended December 31, 2014 were $13.9 million and $52.4 million, respectively, compared to $9.2 million and $38.8 million for the same periods in 2013, respectively. Stock-based compensation for the fourth quarter and full year ended December 31, 2014 was $1.9 million and $6.5 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the fourth quarter and full year ended December 31, 2014 were $11.5 million and $43.9 million, respectively.
Net loss for the fourth quarter and full year ended December 31, 2014 was $14.2 million and $62.9 million, respectively, compared to $10.1 million and $52.4 million for the same periods in 2013, respectively. Interest expense for the fourth quarter and full year ended December 31, 2014 was $0.4 million and $10.7 million, respectively. Upon completion of the IPO in February 2014, Revance recorded non-cash interest expense, including loss on extinguishment, of $9.6 million in connection with the settlement of previously outstanding convertible notes.
Cash and cash equivalents as of December 31, 2014 were $171.0 million. Cash burn for the full year 2014 was approximately $70 million.
2015 Financial Outlook
As previously announced on January 12, 2015, Revance expects cash burn for 2015 to be in the range of $74 to $84 million. The company expects 2015 non-GAAP operating expense to be in the range of $72 to $80 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $10 to $12 million. With additional clinical trials planned for 2015, Revance anticipates 2015 non-GAAP research and development expense to be in the range of $52 to $60 million, excluding depreciation of $2 to $3 million and estimated stock-based compensation of $5 to $7 million.

Weighted-average number of shares outstanding for the 2014 fiscal year was 19.4 million. For modeling purposes and assuming no material issuances of equity, we expect 2015 weighted average number of shares outstanding will be approximately 23.5 million to 24.5 million.
Conference Call

Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID:72508536; or from the webcast link in the investor relations section of the Company's website at: www.revance.com.

A replay of the call will be available beginning March 2, 2015 at 4:30pm PT/7:30pm ET through midnight on March 3, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 72508536. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.

RT001 and RT002 Product Candidates

Revance is currently developing two botulinum toxin type A product candidates. RT001 is a topical formulation, which has the potential to be the first commercially available non-injectable dose form. Revance is studying topical RT001 for aesthetic indications, such as crow's feet lines (wrinkles around the eyes) and therapeutic indications such as hyperhidrosis (excessive sweating). RT002 is a novel, injectable formulation of botulinum toxin designed to be more targeted and longer lasting than currently available injectable botulinum toxin products. Revance is studying injectable RT002 for aesthetic indications, such as glabellar (frown) lines and therapeutic uses, such as muscle movement disorders. Both products would have the potential to expand into additional aesthetic and therapeutic indications in the future.
About Revance Therapeutics, Inc.
Revance is a specialty biopharmaceutical company focused on the development, manufacturing and commercialization of novel botulinum toxin products for multiple aesthetic and therapeutic indications. The company is leveraging its proprietary portfolio of botulinum toxin compounds combined with its patented TransMTS® peptide delivery system to address unmet needs in the large and growing neurotoxin markets. Revance's proprietary TransMTS technology enables delivery of botulinum toxin A through two novel dose formulations, a needle-free topical form and an injectable form that may localize the drug to the site of injection resulting in a more targeted and potentially longer lasting delivery. Revance is pursuing clinical development for product candidates topical RT001 and injectable RT002 in a broad spectrum of aesthetic and therapeutic indications. The company holds worldwide rights for all indications of RT001, RT002 and the TransMTS technology platform. More information on Revance Therapeutics can be found at www.revance.com.
"Revance Therapeutics", TransMTS® and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
BOTOX ® is a registered trademark of Allergan, Inc.
Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics’ 2015 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our product candidates, including but limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, goals and market for our anticipated products, plans and prospects; our ability to obtain regulatory approval; potential benefits of our product candidates and our technologies; and future financial performance.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our product candidates; our ability to obtain funding for our operations; our plans to research, develop and commercialize our product candidates; our ability to achieve market acceptance of our product candidates; unanticipated costs or delays in research, development and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our product candidates; our ability to successfully commercialize our product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled described in the “Risk Factors” section of our quarterly report on Form 10-Q filed November 13, 2014. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Revance Therapeutics, Inc.
2014 Financial Results

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Quarter Ended December 31, 2014	Year Ended December 31, 2014
Operating expense:
GAAP operating expense	$13,921	$52,433
Adjustments:
Stock-based compensation	(1,919)	(6,530)
Depreciation	(460)	(2,051)
Non-GAAP operating expense	$11,542	$43,852

Revance Therapeutics, Inc.
Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP operating expense	$84,000	$95,000
Adjustments:
Stock-based compensation	(10,000)	(12,000)
Depreciation	(2,000)	(3,000)
Non-GAAP operating expense	$72,000	$80,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2015
	Low	High
Operating expense:
GAAP R&D expense	$59,000	$70,000
Adjustments:
Stock-based compensation	(5,000)	(7,000)
Depreciation	(2,000)	(3,000)
Non-GAAP R&D expense	$52,000	$60,000

Contact:
Investors:
Revance Therapeutics
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Westwicke Partners
Leigh Salvo
(415) 513-1281
leigh.salvo@westwicke.com

REVANCE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	As of December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$171,032	$3,914
Restricted cash, current portion	75	75
Prepaid expenses and other current assets	1,624	825
Total current assets	172,731	4,814
Property and equipment, net	19,274	14,315
Restricted cash, net of current portion	435	510
Other non-current assets	29	3,006
TOTAL ASSETS	$192,469	$22,645
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$3,149	$5,526
Accruals and other current liabilities	4,145	4,161
Deferred revenue, current portion	—	83
Derivative liabilities associated with convertible notes, current portion	—	4,890
Derivative liabilities associated with Medicis settlement, current portion	—	6,684
Financing obligation, current portion	307	—
Convertible notes, current portion	—	12,157
Notes payable, current portion and discount	2,635	10,702
Common stock warrant liability	—	3,358
Total current liabilities	10,236	47,561
Convertible preferred stock warrant liability	—	1,233
Financing obligation, net of current portion	598	—
Note payable, net of current portion and discount	—	2,632
Derivative liabilities associated with Medicis settlement, net of current portion	1,541	1,610
Deferred rent	3,725	3,176
TOTAL LIABILITIES	16,100	56,212
Commitments and Contingencies
Convertible preferred stock, par value $0.001 per share — 5,000,000 and 145,010,269 shares authorized as of December 31, 2014 and 2013, respectively; 0 and 8,689,999 shares issued and outstanding as of December 31, 2014 and 2013, respectively (aggregate liquidation preference of $0 and $215,264 as of December 31, 2014 and 2013, respectively)	—	123,982
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par value $0.001 per share — 95,000,000 and 224,000,000 shares authorized as of December 31, 2014 and 2013, respectively; 23,774,465 and 260,789 shares issued and outstanding as of December 31, 2014 and 2013, respectively	24	—
Additional paid-in capital	435,142	38,331
Accumulated deficit	(258,797)	(195,880)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	176,369	(157,549)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$192,469	$22,645

REVANCE THERAPEUTICS, INC.
Consolidated Statement of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$75	$309	$383	$617
Operating expenses:
Research and development	9,129	6,239	33,390	27,831
Sales, general and administrative	4,792	3,006	19,043	11,011
Total operating expenses	13,921	9,245	52,433	38,842
Loss from operations	(13,846)	(8,936)	(52,050)	(38,225)
Interest income	26	—	44	2
Interest expense	(336)	(1,698)	(10,672)	(15,164)
Change in fair value of derivative liabilities associated with the convertible notes	—	860	4,032	2,660
Changes in fair value of derivative liabilities associated with Medicis settlement	106	312	(320)	47
Change in fair value of common stock warrant liability	—	(621)	(2,151)	(621)
Change in fair value of convertible preferred stock warrant liability	—	365	(210)	(743)
Loss on settlement of preferred stock warrant	—	—	(1,356)	—
Other expense, net	(162)	(365)	(234)	(404)
Net and comprehensive loss	$(14,212)	$(10,083)	$(62,917)	$(52,448)
Net income (loss) attributable to common stockholders:
Basic	$(14,212)	$(13,987)	$(62,917)	$258
Diluted	$(14,212)	$(13,987)	$(62,917)	$1,083
Net income (loss) per share attributable to common stockholders:
Basic	$(0.60)	$(53.63)	$(3.24)	$1.17
Diluted	$(0.60)	$(47.11)	$(3.24)	$1.05
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders:
Basic	23,492,415	260,779	19,391,523	220,220
Diluted	23,492,415	296,875	19,391,523	1,029,150